United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023 (November 29, 2023)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 W 30th St New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 30, 2023, Payoneer Global Inc. (the “Company”) announced that Assaf Ronen is expected to depart as Chief Platform Officer of the Company on December 1, 2023. Mr. Ronen will remain employed in an advisory role to assist with the transition of his duties through June 20, 2024.

In connection with Mr. Ronen’s departure from the Company, the Company’s subsidiary, Payoneer Inc., and Mr. Ronen entered into a Separation Agreement, dated November 29, 2023 (the “Separation Agreement”). The Separation Agreement provides that Mr. Ronen will cease to serve as Chief Platform Officer on December 1, 2023 (the “Cessation Date”) and will continue to be employed in a non-executive advisory role to assist with the transition of his duties until June 20, 2024 (the “Separation Date”). Mr. Ronen’s salary through the Separation Date will be at a rate equal to his annual base salary in effect as of the Cessation Date, payable in accordance with the Company’s regular payroll schedule, and he will be eligible for a year-end bonus with respect to 2023 performance consistent with his current terms, and for participation in the Company’s benefit plans through the Separation Date. The Separation Agreement further provides that in exchange for Mr. Ronen’s continued employment, his continued compliance with the restrictive covenants and a release of claims, the Company will provide Mr. Ronen: (i) continued vesting of his restricted stock units through the Separation Date, and (ii) payment of the value of any accrued but unused vacation days up until and including the Cessation Date, to be paid on the Cessation Date. The Separation Agreement also provides that Mr. Ronen agrees to be subject to non-compete and non-solicitation obligations through December 31, 2024.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

November 30, 2023	By:	/s/ Bea Ordonez
		Name:	Bea Ordonez
		Title:	Chief Financial Officer